UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 7, 2003
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 55th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Exhibit	Description
99.1	Press Release, dated November 7, 2003, Exabyte Reports Revenue of $24.5 Million for 3rd Quarter.

Item 12. Results of Operations and Financial Condition.

On November 7, 2003, Exabyte announced in a press release its third quarter results and related material information. The press release is attached as an Exhibit to this Form 8-K.

Exabyte made one change to the text of the press release to correct a typographical error in the last sentence of the first paragraph of the release. $12.3 million was corrected to read $12.6 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	November 12, 2003	By	/s/ Amy J. Perius
Amy J. Perius
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated November 7, 2003, Exabyte Reports Revenue of $24.5 Million for 3rd Quarter.